SEMPRA ENERGY
Table A

CONSOLIDATED INCOME STATEMENT (Unaudited)

	Three Months Ended
	March 31
In Millions of Dollars, Except Per Share Amounts	2002	2001
Operating Revenues
California utility revenues
Natural gas	$ 868	$ 1,881
Electric	278	791
Other operating revenues	379	570
Total	1,525	3,242
Operating Expenses
Cost of natural gas distributed	424	1,391
Electric fuel and net purchased power	61	572
Other operating expenses	597	707
Depreciation and amortization	148	142
Franchise payments and other taxes	44	58
Total	1,274	2,870
Operating Income	251	372
Other income	35	35
Preferred dividends / distributions by subsidiaries	(7)	(7)
Earnings before Interest and Taxes (EBIT)	279	400
Interest expense	74	90
Earnings before Income Taxes	205	310
Income taxes	59	132
Net Income	$ 146	$ 178

Weighted Average Shares Outstanding (Basic)*	204,853	202,285
Weighted Average Shares Outstanding (Diluted)*	206,416	203,033
Net Income Per Share of Common Stock (Basic)	$ 0.71	$ 0.88
Net Income Per Share of Common Stock (Diluted)	$ 0.71	$ 0.88
Dividends Declared Per Common Share	$ 0.25	$ 0.25

*In thousands of shares